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                                                                    EXHIBIT 23.2
                        CONSENT OF INDEPENDENT AUDITORS
TMP Worldwide Inc.
New York, New York
    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 8, 1996, relating to the consolidated financial statements of Neville Jeffress Australia Pty Limited and Subsidiaries, which is contained in that Prospectus.
    We also consent to the reference to us under the caption "Experts" in the Prospectus.
                                          BDO NELSON PARKHILL
Sydney, Australia

December 4, 1996